EXHIBIT 99.1


 SPORTSLINE.COM AND THEGLOBE.COM PARTNER IN EXCLUSIVE STRATEGIC AGREEMENT TO
                     BUILD COMMUNITY FOR CBS SPORTSLINE

 THEGLOBE.COM TO HAVE EXCLUSIVE RIGHTS TO SELL ADVERTISING AND SPONSORSHIPS
                    WITHIN THE CBS SPORTSLINE COMMUNITY

FORT LAUDERDALE, FL AND NEW YORK, NY (FEBRUARY 22, 2000) - SportsLine.com, Inc. (NASDAQ:SPLN), the leading global Internet sports media company and publisher of CBS SportsLine (http://cbs.sportsline.com), and theglobe.com (NASDAQ:TGLO), the leading community network, today announced a multi-year strategic partnership whereby theglobe.com will exclusively develop and operate community services for CBS SportsLine. Under this unique cross-distribution and promotional partnership, theglobe.com will offer CBS SportsLine's content and fantasy games to its extensive audience and SportsLine.com will provide comprehensive promotion of "theglobe.com powered" community throughout the CBS SportsLine Web site.



Beginning with CBS SportsLine's coverage of the Major League Baseball season, theglobe.com will co-brand and customize its community services including e-mail clubs, home page building tools and message boards for CBS SportsLine and its industry-leading fantasy sports service, Commissioner.COM. As part of the agreement, theglobe.com will incorporate CBS SportsLine's content and fantasy services into its flagship community at www.theglobe.com.

"We strongly believe that our strategic partnership with theglobe.com will enable us to foster deeper relationships with our users, resulting in more frequent and longer visits to our site and substantial incremental value to both our consumers and shareholders," stated Michael Levy, founder and CEO, SportsLine.com, Inc. "Sports fans are among the most passionate and dedicated users of the Internet and through theglobe.com's expertise in building community, we will provide CBS SportsLine users the best opportunity to express their opinions and interact with other users."

"We're pleased that SportsLine.com recognizes that community is a key component to customer retention on the Web and this partnership is an endorsement in theglobe.com as a leader in providing best-of-breed community tools and services," added Dean Daniels, President and Chief Operating Officer, theglobe.com. "By leveraging our strengths with the tremendous marketing capabilities of partners like SportsLine.com, theglobe.com is poised to lead in the delivery of community solutions to partners that seek to strengthen their relationship with their customers."

SportsLine.com and theglobe.com are among the leading sites on the Web in audience reach, with very little duplication. According to the December Media Metrix report, the combined audiences of SportsLine.com and theglobe.com represent an unduplicated reach of 12.4% of all Web users.

Under the terms of the cross-distribution agreement, SportsLine.com will receive a minimum guarantee of $5 million payable in theglobe.com stock representing approximately 3% of outstanding shares in theglobe.com stock, in exchange for prominent integration and extensive promotion of the enhanced community throughout the CBS SportsLine site and inclusion in CBS SportsLine's Rewards Program. Additionally, theglobe.com will have exclusive rights to sell advertising, sponsorships and non sports-related e-commerce within CBS SportsLine's community arena. SportsLine.com will also have the opportunity to receive additional payments in stock or cash, contingent upon the achievement of certain performance milestones.


ABOUT SPORTSLINE.COM, INC.

SportsLine.com, Inc. is at the leading edge of media companies providing Internet sports content, community and e-commerce on a global basis. SportsLine.com, Inc.'s content includes more than one million pages of multimedia sports information, entertainment and merchandise. Founded in 1994 as SportsLine USA, Inc., the Company changed its name to SportsLine.com, Inc. in November 1999. Its flagship Internet sports service (http://cbs.sportsline.com) was renamed CBS SportsLine in March of 1997 as part of an exclusive promotional and content agreement with CBS. SportsLine.com, Inc. produces the official league Web sites for Major League Baseball, the PGA TOUR and NFL Europe League, and serves as the primary sports content provider for America Online, Netscape and Excite. In May 1999, the Company commenced operations in Europe through its majority-owned subsidiary, Sports.com Limited.


ABOUT THEGLOBE.COM

theglobe.com is a network of communities that specializes in bringing people together around shared topics of interest. The Company delivers "community" through four different streams: its flagship website, (www.theglobe.com) featuring the Company's best-of-breed community products; email clubs and web site building tools; customized community solutions to other web properties; small business communities; and a vibrant games information network rated number one in the world by Media Metrix.

theglobe.com currently distributes community services and game content to Time Warner's Road Runner, Deja.com, Alloy.com, AOL UK, Excite UK, DirectHit.com, Deja.com, OneMain.com and Chaitime.

Note: This press release contains forward-looking statements, which involve risks and uncertainties. SportsLine.com's actual results could differ materially from those anticipated in these forward-looking statements. Factors that might cause or contribute to such differences include, among others, competitive pressures, the growth rate of the Internet, constantly changing technology and market acceptance of the company's products and services. Investors are also directed to consider the other risks and uncertainties discussed in SportsLine.com's Securities and Exchange Commission filings, including those discussed under the caption "Risk Factors That May Affect Future Results" in SportsLine.com's latest Annual Report on Form 10-K. SportsLine.com undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Safe Harbor -- this press release contains financial information and includes forward-looking statements related to theglobe.com, Inc. that involve risks and uncertainties, including, but not limited to, product delivery, the management of growth, market acceptance of certain products and other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect theglobe.com's future results, please see the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially from management expectations. Copies of these filings are available upon request from theglobe.com's investor relations department. theglobe.com, theglobe.com (logo), globeclubs, Happy Puppy, Kids Domain, Games Domain, and WebJump are service marks of theglobe.com, inc. or its subsidiaries.